EXHIBIT 99.1

15 West 6th Street, Suite 900 · Tulsa, Oklahoma 74119 · (918) 513-4570 · Fax: (918) 513-4571
www.laredopetro.com

LAREDO PETROLEUM COMMENTS ON LEGISLATION ENDING THE CRUDE OIL EXPORT BAN

TULSA, OK - December 21, 2015 - Laredo Petroleum, Inc. (NYSE: LPI) (“Laredo” or “the Company”) today made comments supporting legislation ending the ban on crude oil exports. The Company has been actively involved in the effort by Producers for American Crude Oil Exports (PACE) to educate law makers on the benefits to Americans of an export ban repeal. Significant independent research and analysis demonstrated that lifting the export ban would protect and create jobs, support economic growth and benefit consumers.
“Forty years ago, in the throes of the OPEC oil embargo and declining domestic production, a ban on the export of crude oil was imposed by United States lawmakers,” stated Randy A. Foutch, Laredo Chairman and Chief Executive Officer. “The shale revolution, powered by technological gains in horizontal drilling and completions, has reversed the steady decline in domestic oil production and increased proved oil reserves to levels not seen since the early 1970’s. Legislation lifting the ban on crude oil exports will enable Americans to better benefit from this energy renaissance through a strengthened economy and energy supply chain.”
Laredo’s ability to benefit from the lifting of the export ban is enhanced by the Company’s core strategy of investing in infrastructure that enables to Company to deliver oil to multiple markets. It is expected our crude oil infrastructure and firm capacity on the Medallion pipeline system will facilitate the delivery of a majority of Laredo’s oil production to Colorado City, providing access to pipelines delivering to the U.S. Gulf Coast for export when economically advantageous.
About Laredo
Laredo Petroleum, Inc. is an independent energy company with headquarters in Tulsa, Oklahoma. Laredo's business strategy is focused on the acquisition, exploration and development of oil and natural gas properties primarily in the Permian Basin in West Texas.
Additional information about Laredo may be found on its website at www.laredopetro.com.

Forward-Looking Statements

This press release and any oral statements made regarding the subject of this release, including in the conference call referenced herein, contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that Laredo assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events.

General risks relating to Laredo include, but are not limited to, the decline in prices of oil, NGL and natural gas and the related impact to financial statements as a result of asset impairments and revisions to reserve estimates, and other factors, including those and other risks described in its Annual Report on Form 10-K for the year ended December 31, 2014, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and those set forth from time to time in other filings with the SEC. These documents are available through Laredo’s website at www.laredopetro.com under the tab “Investor Relations” or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. Any of these factors could cause Laredo's actual results and plans to differ materially from those in the forward-looking statements. Therefore, Laredo can give no assurance that its future results will be as estimated. Laredo does not intend to, and disclaims any obligation to, update or revise any forward-looking statement.

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Contact:
Ron Hagood: (918) 858-5504 - RHagood@laredopetro.com

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